UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center Suite 101 Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 716-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (“Committee”) of the Board of Directors of Certara, Inc. (the “Company”) has concluded that it is appropriate and in the best interest of the Company to modify certain terms of the 2022 Performance Stock Unit (“PSU”) Award Agreement for all participants of the Company’s PSU plan, which includes the Company’s principal executive officer, principal financial officer, and named executive officers. Such determination was based, in part, on the recommendation of the Committee’s independent compensation consultant. The rationale for this recommendation is to further align performance goals to more accurately reflect expected revenue and free cash flow growth rates, thereby appropriately incentivizing management in connection with its evaluation of potential acquisition opportunities and other business development transactions in the future.

The PSUs are subject to the Company achieving certain financial performance goals over a three-year performance period comprised of fiscal years 2022, 2023 and 2024 (the “Performance Period”). The PSUs are bifurcated into equal tranches: “Tranche 1” PSUs, which are subject to a performance condition based on year-over-year revenue growth; and “Tranche II” PSUs, which are subject to a performance condition based on unlevered free cash flow growth. For each Tranche, there is a threshold, target, and maximum level of achievement.  A “Weighted Percentage” is then ascribed to the applicable level of achievement, starting at 50% for threshold achievement, 100% for target achievement, and 135% for maximum achievement.

The threshold, target and maximum level of achievement for both Tranches I and II originally required growth of 15%, 20%, and 25%, respectively, for each year during the Performance Period. In each case, the threshold, target, and maximum were set five percentage points higher than those of the 2021 PSUs. In March 2022, the Committee established the Tranche I and II goals inclusive of the uplift in revenue and free cash flow that followed the acquisition of Pinnacle 21, LLC on October 1, 2021. The 20% target, for example, was based on an expected 15% organic growth plus an additional 5% in growth attributable to the Pinnacle 21 acquisition.

On March 29, 2023, the Compensation Committee modified the 2022 PSU award agreements to more accurately reflect expected revenue and free cash flow growth rates. The Committee desired to maintain challenging growth goals but also provide flexibility with respect to future acquisitions, if any. For years two and three of the Performance Period only (fiscal years 2023 and 2024), the Committee modified the growth goals such that the 20% target will remain if revenue and free cash flow growth in a measurement year attributable to a material acquisition is greater than 5%. If, however, no acquisition occurs or the revenue and free cash flow growth attributable to an acquisition is less than 5%, the PSU target will revert to 15%. In effect, the 2022 PSU grants have the same revenue and free cash flow growth rates as the 2021 PSUs, but with a more challenging performance hurdles should a material transaction occur.

In recognition of this modified program, the Committee capped the maximum Weighted Percentage for the entire Performance Period at 100%, effectively eliminating an above-target payout.

The Company expects to include the form of amended PSU award agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the PSU award agreements, which are qualified in its entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2023	CERTARA, INC.
(Registrant)

	By:	/s/ Richard M. Traynor
Richard M. Traynor
Senior Vice President and General Counsel